EXHIBIT 10


               EMPLOYEE PROTECTION PROGRAM

The Company has a plan for the protection of employees in the event of a takeover of the Company. The plan provides for severance pay following a change in control for any employee who is terminated other than for cause. The employee would receive four weeks of pay for each year of service, up to a maximum of two years' pay. Also, as discussed previously, the Company has established additional protection by entering into severance agreements with certain key employees.

A copy of the plan follows.

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               EMPLOYEE PROTECTION PROGRAM

1.   Establishment of the Program
     ----------------------------

This Employee Protection Program was established by the Board of Directors of Minerals Technologies Inc. (the
"Company") at its meeting of August 27, 1999 (the "Effective
Date"). This Employee Protection Program has been established for the benefit of the Participants, as defined herein.

2.   Purposes
     --------

The purposes of the Program are to attract and retain valued employees, allay job security fears and concerns, improve employee morale and dedication to the Company, increase productivity by eliminating extraneous distractions and anxieties, and help ensure that employees receive the benefits they legitimately earn in the normal course of their employment. The accomplishment of these purposes is in the best interest of the Company and its stockholders.

3.   Definitions
     -----------

For purposes of this Program, the following terms shall have the meanings provided below:

"Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as determined for purpose of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter

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               EMPLOYEE PROTECTION PROGRAM

securities representing more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

The foregoing notwithstanding, no Change in Control shall be deemed to have occurred for purposes of this Program if: (A) that certain Rights Agreement approved by the Board of Directors on the Effective Date and effective as of September 13, 1999, by and between the Company and ChaseMellon Shareholder Services, L.L.C. shall be in effect at the time such "person" becomes the "beneficial owner", directly or indirectly, of 15% or more of the combined voting power of the Company's then outstanding securities; and (B) the Board of Directorsdetermines that such person has become an Acquiring Person inadvertently and such person divests as promptly as practicable a sufficient number of shares of the Company's voting securities so that such person would no longer be an Acquiring Person. For purposes hereof, the term "Acquiring Person" shall have the meanings set forth in Section 1 of the Rights Agreement.

"Compensation" shall mean the annual base salary and bonus rate of a Participant (as defined herein), as in effect as of the Participant's Employment Termination (as defined herein).

"Constructive Termination" with respect to a Participant shall mean the resignation of such Participant from employment with the Company or a Participating Subsidiary, as the case may be, after a Change in Control on account of
(i) demotion, (ii) decrease in salary, (iii) a material change in reporting responsibilities or employment duties or status inconsistent with the Participant's pre-Change in Control employment or status, (iv) involuntary relocation or transfer, (v) discontinuance of medical, health or life insurance benefits or any retirement plan in which such Participant participated before the Change in Control (without equivalent compensating remuneration or replacement by a plan providing substantially similar benefits) or any action that materially reduces such Participant's benefits or payment under such plans, or (vi) any other action which has an equivalent adverse economic effect on such Participant.

"Disability" shall mean such condition of disability as would permit an employee to obtain disability benefits under the disability insurance or other disability benefits program of the Company or a Participating Subsidiary applicable to such Participant.

"Employment Termination" shall mean the cessation of a Participant's employment with the Company or a Participating Subsidiary, as the case may be, after a Change in Control, other than by reason of death, disability, retirement, voluntary resignation not constituting a Constructive Termination, or as a result of a valid Summary Dismissal.

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               EMPLOYEE PROTECTION PROGRAM

"Participant" shall mean any employee of the Company or of a Participating Subsidiary.

"Participating Subsidiary" shall mean any corporation owned, in whole or in part, by the Company which adopts this Program for the benefit of its employees.

"Retirement" shall mean retirement at or after a Participant's normal retirement date as determined in accordance with the Retirement Annuity Plan of Minerals
Technologies Inc. or the pension plan or policy of a Participating Subsidiary in which such Participant participates or pursuant to early retirement as permitted by such pension plan or policy.

"Subsidiary" shall mean any corporation a majority of the voting stock of which is or was owned, directly or indirectly, by the Company.

"Severance Pay" shall mean the cash severance payments payable to a Participant under this Program pursuant to the schedule set forth in Section 5 of this Program.

"Summary Dismissal" shall mean the discharge of a Participant from employment with the Company or a Participating Subsidiary, as the case may be, for cause, including but not limited to an act or acts of dishonesty which result in improper personal enrichment of the Participant at the expense of the Company or any Subsidiary, as the case may be, including a resignation in lieu of such dismissal.

4.   Eligibility
     -----------

All U.S. employees of the Company or of a Participating Subsidiary other than an employee who is party to an executive severance agreement substantially in the form approved by the Board of Directors on May 23,1996, and other than an employee covered by a collective bargaining agreement that does not provide for participation in the Program shall be eligible to participate in the Program. Eligible employees outside the U.S. shall be treated similarly to those in the U.S. with appropriate offsets being made for severance arrangements that exist by reason of local plan or practice or applicable law.

5.   Severance Pay
     -------------

If a Participant incurs an Employment Termination within a two-year period following a Change in Control, the Participant shall become entitled to Severance Pay in an amount equal to four weeks' Compensation for each full year of employment service of such Participant to the Company, to any Participating Subsidiary, and to Pfizer Inc or any of its affiliates in the case of those employees who joined the Company directly from Pfizer Inc or any of its affiliates prior to May 1, 1993. However, in no event shall such Severance Pay be more than twice the Participant's annual compensation.

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               EMPLOYEE PROTECTION PROGRAM

Severance Pay shall be paid in a lump sum as soon as practicable after Employment Termination and shall be in lieu of any cash severance payments otherwise payable to such Participant on account of the Participant's separation from service, unless otherwise provided by a written agreement between such Participant and the Company or a Participating Subsidiary. Any amount payable pursuant to any such agreement shall reduce the amount payable under this Program on a dollar-for-dollar basis unless otherwise explicitly provided in such agreement.

No benefits shall be payable hereunder unless there shall have been a Change in Control of the Company.

6.   Administration
     --------------

The Board of Directors of the Company or a committee thereof shall appoint a committee to administer the Program (the "Administrative Committee") consisting of at least three Participants, one of whom shall be the Vice President - Organization and Human Resources, who shall act as chairman. The committee shall have the authority to adopt such rules and procedures as it deems necessary or appropriate for the implementation of this Program and to interpret and apply this Program in order to carry out its purposes.

7.   Dispute Resolution
     ------------------

In the event a dispute arises between a Participant and the Company or a Participating Subsidiary, as the case may be, relating to any matter under this Program, the Participant (including the Participant's duly authorized representative) shall have the option (a) to file an appeal of the Participant's denied claim with the Administrative Committee (or any committee of the Board of Directors of the Company authorized by the Board of Directors of the Company to act on such matters) which shall be the Participant's named fiduciary for review of denied claims under Sections 402(a)(2) and 503(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (b) submit such denied claim to an arbitration panel for decision. If a Participant chooses to prosecute an appeal as contemplated by clause (a) of the foregoing sentence, the Participant shall be entitled to a full and fair review in conformance with Section 2560.503-1(g) and (h) of Chapter 29 of the Code of Federal Regulations. If a Participant chooses to submit the denied claim to an arbitration panel, it shall be heard, promptly, before a panel of three independent arbitrators, one selected by the Company or Participating Subsidiary, as the case may be, one selected by the Participant, and a third selected by the two other arbitrators. In the event that agreement cannot be reached on the selection of the third arbitrator, such arbitrator shall be selected by the American Arbitration Association ("AAA"). Any such arbitration shall be conducted in accordance with the rules of the AAA. All matters presented to a panel shall be decided by majority vote. All decisions of either the named fiduciary for review of denied claims or the arbitration panel shall be conclusive and binding upon the

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               EMPLOYEE PROTECTION PROGRAM

Company or Participating Subsidiary, as the case may be, the Participant and any other interested parties. (If a Participant believes the dispute resolution mechanism provided by this Program would be futile or cause such Participant irreparable harm, the Participant may, in the Participant's sole discretion, elect to enforce the Participant's rights under the Program pursuant to Section 502 of ERISA.)

8.   Expenses
     --------

All Program administration expenses incurred by the Administrative Committee shall be borne by the Company and all other administration expenses incurred by the Company or any Participating Subsidiary shall be borne by the Company or such Participating Subsidiary, as appropriate. All expenses of a Participant reasonably incurred in successfully enforcing the Participant's rights under this Program, including, without limitation, attorney's fees and disbursements, if any, shall be borne by the Company. The Company shall reimburse the Participant for such expenses, promptly upon presentment of appropriate documentation thereof.

9.   Amendment
     ---------

The Program may be amended by the Board of Directors of the Company or a duly authorized committee thereof, at any time or from time to time; provided, however, that any amendment which would have a significant adverse effect on any Participant's rights under this Program after a Change in Control shall not be amended as to such Participant without the written consent of such Participant.

10.  Termination
     -----------

This Program shall continue for a term of two years from the Effective Date; provided, however, that it may be renewed for subsequent two-year periods by the Board of Directors of the Company or a duly authorized committee thereof, by duly adopting a resolution stating that the Program shall be renewed as to it. If, however, a Change in Control occurs during the term of the Program, the Program shall continue until the Company or Participating Subsidiary, as appropriate, shall have fully performed all of its obligations under this Program with respect to all Participants.

11.  Participant Rights
     ------------------

The Company and any Participating Subsidiary intend this Program to constitute a legally enforceable obligation between (a) the Company or Participating Subsidiary, as the case may be, and (b) each Participant, and to be subject to enforcement under Section 502(a) of ERISA. It is also intended that the Program confer vested rights on each Participant under the terms of this Program with Participants being third party

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               EMPLOYEE PROTECTION PROGRAM

beneficiaries hereof. Nothing in the Program, however, shall be construed to confer on any Participant any right to continue in the employ of the Company or a Participating Subsidiary or affect in any way the right of the Company or a Participating Subsidiary to terminate a Participant's employment without prior notice at any time for any reason or for no reason.

12.  Governing Law
     -------------

The Program is intended to be an unfunded "employee welfare benefit plan" providing severance benefits within the meaning of Section 3(1) of ERISA and Section 2510.3-2(b) of Chapter 29 of the Code of Federal Regulations. Except to the extent that the Program is subject to the provisions of ERISA, the Program shall be construed and governed by, and construed and enforced in accordance with, the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles, policies or provisions of choice or conflict of laws).

13.  Effect on Other Benefits
     ------------------------

Except as otherwise provided herein, this Program shall not affect any Participant's rights or entitlement under any other retirement or employee benefit plan offered to the Participant by the Company or any Participating Subsidiary, as appropriate, as of the Participant's Employment
Termination.

14.  Successors
     ----------

The Program shall be binding upon any successor in interest of the Company or a Participating Subsidiary, as the case may be, and shall inure to the benefit of, and be enforceable by, a Participant's assigns or heirs.

15.  Severability
     ------------

The various provisions of the Program are severable and any determination of invalidity or unenforceability of any one provision shall not have any effect on the remaining provisions.

16.  Construction
     ------------

In determining the meaning of any provision of this Program, the singular shall include the plural, unless the context otherwise requires. Headings of sections of this Program are for convenience only and are not intended to modify or affect the meaning of the substantive provisions of this Program.

(August 27, 1999)